UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2023

Neoleukin Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
188 East Blaine Street, Suite 450
Seattle, Washington 98102
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code (866) 245-0312

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NLTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Appointment of Officers
On April 3, 2023, the Board of Directors (the "Board") of Neoleukin Therapeutics, Inc. (the "Company") appointed (a) Donna M. Cochener as the Company’s Interim Chief Executive Officer and designated her as the Company's principal executive officer and (b) Sean Smith as the Company's Interim Chief Financial Officer and designated him as the Company's principal financial officer (the "Executive Officer Appointments"), each effective as of March 31, 2023 ("the Effective Date"). The Executive Officer Appointments occurred in connection with Dr. Jonathan Drachman, M.D.'s resignation from his role as President, Chief Executive Officer, principal executive and financial officer and director of the Company as of the Effective Date, as previously announced on March 6, 2023.
Prior to her appointment as the Company's Interim Chief Executive Officer and designation as the Company's principal executive officer, Ms. Cochener, age 48, served as the Company's General Counsel, Senior Vice President Legal since March 2022. Before joining the Company, Ms. Cochener was Senior Vice President, Deputy General Counsel of HomeStreet, Inc., a financial services holding company, and its wholly owned subsidiary, HomeStreet Bank, from February 2016 to November 2021. Prior to joining HomeStreet Bank, Ms. Cochener was a Partner at Davis Wright Tremaine, LLP, a law firm, in Seattle, Washington. She has also served as Chairman of the Board of Cochener Garvey Capital Partners, Inc. and its affiliated subsidiaries since August 2012. Ms. Cochener received a Bachelor of Science in Journalism from Northwestern University and a Juris Doctorate and Masters of Law in International Comparative Law from Duke University.
Prior to his appointment as the Company's Interim Chief Financial Officer and designation as the Company's principal financial officer, Mr. Smith, age 37, served as the Company's Vice President, Finance and principal accounting officer since February 2022, and previously served as its Controller from October 2019 to February 2022. From April 2017 to August 2019, Mr. Smith was at Aptevo Therapeutics Inc., a biotechnology company, where he served as Senior Manager, Accounting, and most recently as the Director of Accounting. Prior to that, Mr. Smith held various accounting, auditing, and financial reporting leadership roles at a public company within the telecommunications industry and at KPMG. Mr. Smith holds a Bachelor of Science in Accounting and a Master of Science in Accounting, both from the University of North Texas, and a Master of Business Administration from the University of Washington. Mr. Smith is also a Certified Public Accountant.
Ms. Cochener and Mr. Smith have existing employment agreements with the Company in their prior executive roles (the "Existing Employment Agreements"). In connection with the appointment of Ms. Cochener as Interim Chief Executive Officer and Mr. Smith as Interim Chief Financial Officer, the Company has entered into amendments to the Existing Employment Agreements dated as of April 3, 2023 and effective March 31, 2023 (the "Employment Agreement Amendments" and together with the Existing Employment Agreements, the "Employment Agreements"). The Employment Agreement Amendments provide that Mr. Smith shall be paid an initial base salary of $410,000 for his role as Interim Chief Financial Officer and Ms. Cochener shall be paid an initial base salary of $450,000 for her role as Interim Chief Executive Officer. Each of Ms. Cochener and Mr. Smith shall be entitled to (a) an annual bonus for 2023, which replaces the annual bonus described in the Existing Employment Agreement, of not less than $159,167 for Mr. Smith and $219,375 for Ms. Cochener, which will be prorated in the event such executive is terminated without Cause or resigns for Good Reason, as those terms are defined in the Employment Agreements, prior to December 31, 2023 (b) a retention bonus of $159,167 for Mr. Smith and $219,375 for Ms. Cochener, payable upon (i) a Change of Control, as that term is defined the Employment Agreement Amendment, (ii) termination by the Company without Cause or resignation by the executive for Good Reason or (iii) December 31, 2023,; provided that the executive has remained in his or her role through the triggering event for such payment. In the event the executive is terminated without Cause or resigns for Good Reason outside of a Change in Control, the executive would be entitled to receive a separation payment equivalent to 9 months of salary, payable as salary continuation, as well as 9 months of COBRA benefits for the executive and his or her family. In the event of a termination without Cause or resignation with Good Reason within six months prior to or twelve months following a Change in Control, the executive would be entitled to receive a lump sum payment equal to (a) 15 months of the executive's base salary, (b) 125% of the executive's annual bonus amount (c) 15 months of COBRA coverage for the executive and his or her family (d) acceleration of all outstanding equity awards and (e) an extension of the post-separation exercise period of such executives stock options to 15 months after separation; provided, that in the event the termination or resignation preceded the Change in Control, such Change in Control occurs by March 1 of the following year. All severance payments would be conditioned on receipt of a standard release of claims from the executive at the time of separation.
The foregoing summary of the Employment Agreements and Employment Agreement Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the Existing Employment Agreements and Employment Agreement Amendments. Ms. Cochener's Existing Employment Agreement is filed as Exhibit 10.19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022; Mr. Smith's Existing Employment Agreement and each of the Employment Agreement Amendments will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023.

Separation Agreement with Dr. Priti Patel
On March 31, 2023, Dr. Patel, the Company's Chief Medical Officer, and the Company entered into a Separation Agreement and Release (the “Separation Agreement”) effective March 31, 2023 (the "Separation Date"), pursuant to which, if the Separation Agreement becomes effective pursuant to its terms, Dr. Patel will receive (a) cash severance payments equivalent to her base salary on the Separation Date for 9 months following the Separation Date in the form of salary continuation payments, payable in accordance with the Company’s standard payroll practices, (b) premium payments for continued healthcare coverage for 9 months following the Separation Date, (c) a lump-sum retention payment equivalent to 50% of Dr. Patel's salary earned during fiscal year 2023 through the Separation Date, (d) accelerated vesting of 100,000 shares of the option grant awarded to Dr. Patel on August 2, 2022 (the “August 2022 Grant”), such that 100,000 shares of the August 2022 Grant shall be fully vested and exercisable on the Separation Date, (e) accelerated vesting and issuance of the unvested shares underlying a Restricted Stock Unit granted to Dr. Patel in April 2021 which would have vested on April 30, 2023 had Dr. Patel continued to be employed by the Company through that date and (f) an extension of the post-termination exercise period in which Dr. Patel may exercise the vested and exercisable shares pursuant to the August 2022 Grant for 12 months following the Separation Date.
The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2023
Neoleukin Therapeutics, Inc.
By: /s/ Donna M. Cochener
Name: Donna M. Cochener
Title: Interim Chief Executive Officer